UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2011

THE PULSE BEVERAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12195 Mariposa Street
Westminster, CO 80234
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 382-5476

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.       Unregistered Sales of Equity Securities.

During the year ended December 31, 2011 and the period ended July 31, 2012 we:

  sold 1,025,000 shares of common stock at a price of $1.00 per share;

  sold 1,000,000 units at a price of $0.50 per unit, for a total amount of $500,000.  Each unit consisted of one share of our common stock and one warrant.  Each warrant entitles the holder to purchase one share of our common stock at a price of $0.75 per share at any time on or before September 15, 2016;

  issued 116,667 units at $0.50 per unit in payment of $58,335 in fees owed to advisory board members and Francis Chiew, one of our directors. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.75 per share at any time on or before September 15, 2016;

  issued 97,220 units at $0.30 per unit in payment of $29,166 in fees owed to advisory board members and Francis Chiew.  Each unit consisted of one share of our common stock and one warrant.  Each warrant entitles the holder to purchase one share of our common stock at a price of $0.45 per share at any time on or before January 25, 2017;

  issued 116,667 units at $0.30 per unit in payment of $35,000 in fees owed to advisory board members and Francis Chiew.  Each unit consisted of one share of our common stock and one warrant.  Each warrant entitles the holder to purchase one share of our common stock at a price of $0.45 per share at any time on or before March 5, 2017;

  issued 95,777 units at $0.30 per unit in payment of $28,500 in fees owed to a consultant, advisory board members and Francis Chiew.  Each unit consisted of one share of our common stock and one warrant.  Each warrant entitles the holder to purchase one share of our common stock at a price of $0.45 per share at any time on or before May 9, 2017;

  sold 3,256,666 units at a price of $0.30 per unit of which 33,333 units were sold to the wife of Robert E. Yates, one of our officers and directors, and 33,333 units were sold to Parley Sheya, one of our officers and directors.  Each unit consisted of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.45 per share.  The warrants expire five years after the date of their issuance between the dates of January 25, 2017 and May 9, 2017;

  issued 509,238 shares at an average price of $0.53 per share in satisfaction of various consulting contracts;

  sold 275,000 units at a price of $0.40 per unit. Each unit consisted of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.60 per share at any time on or before July 6, 2015 and;

  sold 500,000 units at a price of $0.40 per unit. Each unit consisted of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.60 per share at any time on or before July 31, 2015.

           The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of the shares and warrants. The purchasers of these securities were accredited investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired these securities for their own account. The shares and warrants, and any shares of common stock issuable upon the exercise of the warrants, cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2012

THE PULSE BEVERAGE CORPORATION

By:	/s/ Robert Yates
Robert Yates, Chief Executive Officer